Exhibit 24.1

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint each of Thomas J. Clarke, Jr. and Jordan Goldstein, with full power of substitution, his true and lawful attorney to execute in his name the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 by TheStreet.com, Inc. (the “Company”) relating to 4,500,000 shares of the Company’s common stock and related stock purchase rights issuable under the Company’s 1998 Stock Incentive Plan, as amended and restated, including without limitation, any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission. Each such attorney and his substitutes shall have and may exercise all powers to act hereunder. Each of the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has signed his name hereto as of this 10th day of February, 2006.

/s/ Thomas J. Clarke, Jr.	/s/ Lisa A. Mogensen

Thomas J. Clarke, Jr.	Lisa A. Mogensen

/s/ Richard Broitman	/s/ James J. Cramer

Richard Broitman	James J. Cramer

/s/ William R. Gruver	/s/ Martin Peretz

William R. Gruver	Martin Peretz

/s/ Daryl Otte	/s/ Jeffrey A. Sonnenfeld

Daryl Otte	Jeffrey A. Sonnenfeld